UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2020

UNITED AIRLINES HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-10323	74-2099724
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines, Inc.	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 29, 2017, United Airlines Holdings, Inc. (formerly known as United Continental Holdings, Inc.) (“UAL”) and United Airlines, Inc. (“United” and, together with UAL, the “Company”) entered into an Amended and Restated Credit and Guaranty Agreement (the “2017 Credit Agreement”), among United, as borrower, UAL, as parent and guarantor, the subsidiaries of UAL other than United party thereto from time to time, as guarantors, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”). The 2017 Credit Agreement provides for a term loan facility of $1,500,000,000 (the “Term Loan Facility”) and a revolving credit facility of $2,000,000,000 (the “Revolving Credit Facility”). As previously disclosed, on March 29, 2017, United borrowed the full amount of the Term Loan Facility.

On July 2, 2020, United borrowed $1,000,000,000 under the Revolving Credit Facility (the “Revolving Loan”), the proceeds of which will be used for general corporate purposes. The outstanding principal amount of the Revolving Loan must be repaid in full on April 1, 2022. Prior to such date, United may repay the Revolving Loan in whole at any time or in part from time to time at par and borrow under the Revolving Credit Facility, subject to the terms of the 2017 Credit Agreement. To comply with covenants under certain of its financings and to maximize flexibility, United took the proactive step of borrowing the Revolving Loan on July 2, 2020. After giving effect to the advance to United of the Revolving Loan, $1,000,000,000 remained available for borrowing by United at any time until April 1, 2022, under the Revolving Credit Facility.

Borrowings under the Revolving Credit Facility bear interest at a variable rate equal to the London interbank offering rate, known as LIBOR (but not less than 0% per annum), plus a margin of 2.25% per annum, or (at United’s election) another rate based on certain market interest rates, plus a margin of 1.25% per annum.

The obligations of United under the 2017 Credit Agreement are secured by liens on certain route authorities of United to operate between the United States, on the one hand, and China, Hong Kong, England, and Japan, on the other hand, certain take-off and landing rights of United at LaGuardia and Ronald Reagan Washington National airports and certain related assets (the “Collateral”).

The 2017 Credit Agreement includes covenants that restrict the Company’s ability to, among other things, make investments and to pay dividends on, or to repurchase, UAL common stock. In addition, the 2017 Credit Agreement requires the Company to maintain unrestricted cash and cash equivalents and unused commitments available under all revolving credit facilities (including any availability under the Revolving Credit Facility) aggregating not less than $2.0 billion and to maintain a minimum ratio of appraised value of Collateral to outstanding obligations under the 2017 Credit Agreement of 1.60 to 1.

The 2017 Credit Agreement contains events of default customary for this type of financing, including a cross default and cross acceleration provision to certain other material indebtedness of the Company. Upon the occurrence of an event of default, the outstanding obligations under the 2017 Credit Agreement may be accelerated and become due and payable immediately. In addition, if certain change of control events occur with respect to UAL, the Company is required to repay the loans outstanding under the 2017 Credit Agreement and terminate the Revolving Credit Facility.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the 2017 Credit Agreement, which is Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities

On July 8, 2020, in order to comply with various labor regulations in certain jurisdictions, including pursuant to the Worker Adjustment and Retraining Notification Act, United informed approximately 36,000 U.S.-based employees, either directly or through a union representative, of plans to implement a workforce reduction at their work location. These notices are part of the Company’s strategic realignment of its business and new organizational structure as a result of the impacts of the COVID-19 pandemic on the Company’s operations and cost structure. As of the date hereof, the Company expects that these actions will take effect on or after October 1, 2020 and may continue through the end of 2020. The COVID-19 pandemic is an act of nature and is a circumstance beyond the Company's control, which is further compounded by governmental restrictions on travel and stay-at-home orders that have substantially reduced bookings and the demand for airline travel, resulting in the temporary grounding of a substantial number of the Company's aircraft.

In connection with these workforce reductions, the Company expects that it will recognize employee separation charges aggregating approximately $300 million in the second quarter of 2020 related to voluntary terminations elected by employees during the second quarter of 2020. The Company expects that the cash amount of such charges will be approximately $50 million.

At this time, the Company is unable to in good faith make a determination of an estimate or range of estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to workforce reduction actions in the remainder of 2020. The Company will file an amendment to this report after it makes a determination of such estimate or range of estimates.

Cautionary Statement Regarding Forward-Looking Statements:

Certain statements in this Current Report on Form 8-K are forward-looking and thus reflect the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to the Company’s operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.

The Company’s actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: the duration and spread of the ongoing global COVID-19 pandemic and the outbreak of any other disease or similar public health threat and the impact on the business, results of operations and financial condition of the Company; the lenders’ ability to accelerate the MileagePlus indebtedness, foreclose upon the collateral securing the MileagePlus indebtedness or exercise other remedies if the Company is not able to comply with the covenants in the MileagePlus financing agreement; the final terms of borrowing pursuant to the Loan Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), if any, and the effects of the grant and promissory note through the Payroll Support Program under the CARES Act; the costs and availability of financing; the Company’s significant amount of financial leverage from fixed obligations and ability to seek additional liquidity and maintain adequate liquidity; the Company’s ability to comply with the terms of its various financing arrangements; the material disruption of the Company’s strategic operating plan as a result of the COVID-19 pandemic and the Company’s ability to execute its strategic operating plans in the long term; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); risks of doing business globally, including instability and political developments that may impact its operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; the Company’s capacity decisions and the capacity decisions of its competitors; competitive pressures on pricing and on demand; changes in aircraft fuel prices; disruptions in the Company’s supply of aircraft fuel; the Company’s ability to cost-effectively hedge against increases in the price of aircraft fuel, if it decides to do so; the effects of any technology failures, cybersecurity or significant data breaches; disruptions to services provided by third-party service providers; potential reputational or other impact from adverse events involving the Company’s aircraft or operations, the aircraft or operations of its regional carriers or its code share partners or the aircraft or operations of another airline; the Company’s ability to attract and retain customers; the effects of any terrorist attacks, international hostilities or other security events, or the fear of such events; the mandatory grounding of aircraft in the Company’s fleet; disruptions to the Company’s regional network as a result of the COVID-19 pandemic or otherwise; the impact of regulatory, investigative and legal proceedings and legal compliance risks; the success of the Company’s investments in other airlines, including in other parts of the world, which involve significant challenges and risks, particularly given the impact of the COVID-19 pandemic; industry consolidation or changes in airline alliances; the ability of other air carriers with whom the Company has alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of the Company’s aircraft orders; disruptions in the availability of aircraft, parts or support from its suppliers; the Company’s ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with its union groups; any disruptions to operations due to any potential actions by the Company’s labor groups; labor costs; the impact of any management changes; extended interruptions or disruptions in service at major airports where the Company operates; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements, environmental regulations and the United Kingdom’s withdrawal from the European Union); the seasonality of the airline industry; weather conditions; the costs and availability of aviation and other insurance; the Company’s ability to realize the full value of its intangible assets and long-lived assets; any impact to the Company’s reputation or brand image and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 and the Company’s Current Report on Form 8-K filed on June 15, 2020, as well as other risks and uncertainties set forth from time to time in the reports the Company files with the U.S. Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amended and Restated Credit and Guaranty Agreement, dated as of March 29, 2017, among United, as borrower, UAL, as parent and a guarantor, the subsidiaries of UAL from time to time party thereto other than United, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (filed as Exhibit 10.1 to UAL’s Form 8-K filed April 4, 2017, Commission file number 1-6033, and incorporated herein by reference).

104	Cover Page, Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC. UNITED AIRLINES, INC.

	By:	/s/ Jennifer L. Kraft
	Name:	Jennifer L. Kraft
	Title:	Vice President and Secretary
Date: July 8, 2020